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                                                                    Exhibit 14.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-121220) on Form F-4 of Mittal Steel Company N.V. (formerly Ispat International N.V.) and in the Registration Statement (No. 333-107102) on Form S-8 of Mittal Steel Company N.V. (formerly Ispat International N.V.), of our report dated October 28, 2004 (except for Note 1, Basis of preparation, as to which the date is November 26, 2004), with respect to the Consolidated Financial Statements of Iscor Limited and subsidiaries as of December 31, 2002 and 2003 and for each of the two years ended December 31, 2003, and of our report dated February 8, 2005, with respect to the Consolidated Financial Statements of Ispat Iscor Limited and subsidiaries as of and for the year ended December 31, 2004, which reports appear in the December 31, 2004 Annual Report on Form 20-F of Mittal Steel Company N.V. (formerly Ispat International N.V.).

As stated in our report dated October 28, 2004 (except for Note 1, Basis of preparation, as to which the date is November 26, 2004), with respect to the Consolidated Financial Statements of Iscor Limited and subsidiaries as of December 31, 2002 and 2003 and for each of the two years ended December 31, 2003, the Consolidated Financial Statements of Iscor Limited and subsidiaries as of December 31, 2002 and 2003 and for each of the two years ended December 31, 2003 were restated for the treatment of negative goodwill in conformity with International Financial Reporting Standards.

KPMG INC.
/s/ KPMG Inc.

Registered Accountants and Auditors
Pretoria, South Africa
March 28, 2005